Exhibit 99

REGAL-BELOIT

NEWS RELEASE

CORPORATION

FOR RELEASE ON OR AFTER: July 21, 2003

FOR ADDITIONAL INFORMATION CONTACT: Kenneth F. Kaplan

“At the Heart of What Drives your World”

Vice President, Chief Financial Officer and Secretary

608-364-8800

REGAL-BELOIT CORPORATION REPORTS

HIGHER SECOND QUARTER 2003 EARNINGS

$.26 per share Second Quarter earnings

improved from First Quarter EPS of $.24

July 21, 2003 (Beloit, WI): James L. Packard, Chairman and CEO of REGAL-BELOIT Corporation (AMEX:RBC), reported today that the Company’s second quarter EPS of $.26 was $.02 per share higher than earned in the first quarter of 2003.

“We were pleased to increase our second quarter operating income and net income by 7.5% and 6.8%, respectively, from the first quarter this year,” said Mr. Packard. “These increases were accomplished despite relatively flat sales, due primarily to the combination of a variety of positive factors, including modest beginning benefits of our plant consolidation programs. While cost and pricing pressures have continued, we were able to more than offset them with our positives.”

The Company’s second quarter net income was $6.5 million, or $.26 per share, 8% below $7.0 million, or $.28 per share, in the second quarter of 2002, but 7% sequentially higher than net income of $6.1 million, or $.24 per share, in the first quarter of 2003. Net sales of the Company were $154.6 million in the second quarter of 2003, virtually unchanged from $154.9 million in comparable 2002, and 1% higher sequentially from $153.3 million in this year’s first quarter. The sales of both of the Company’s operating groups in the second quarter were relatively flat with the first quarter of 2003, Electrical Group sales increasing 1% with Mechanical Group sales virtually unchanged. (See accompanying financial schedules for segment data.)

Net income for the first six months of 2003 was $12.6 million, or $.50 per share, 2% below $12.8 million, or $.55 per share, in the first half of 2002. Net sales over the same periods of 2003 and 2002 were $308.0 million and $305.3 million, respectively, reflecting a 1% increase in the first half of 2003 above comparable 2002.

The Company’s income from operations as a percent of net sales (“operating margin”) increased in the second quarter to 7.8% from 7.3% in the first quarter of 2003. The increase was due to improved second quarter operating margin of 8.3% in the Mechanical Group from 6.1% in the prior quarter. Electrical Group margin dipped slightly to 7.6% in the second quarter from 7.9% the previous quarter, due primarily to less overhead absorption as production levels were lowered to reduce inventories.

REGAL-BELOIT

NEWS RELEASE

CORPORATION

FOR RELEASE ON OR AFTER: July 21, 2003

FOR ADDITIONAL INFORMATION CONTACT: Kenneth F. Kaplan

“At the Heart of What Drives your World”

Vice President, Chief Financial Officer and Secretary

608-364-8800

Led by a combination of earnings, depreciation and reduced inventories, cash flow from operations increased to $13.9 million in the second quarter, following $6.4 million generated in the first quarter of 2003. After capital spending of $5.7 million in the quarter ($9.9 million for six months) and regular dividends, the Company was able to reduce debt by $3.7 million in the quarter to $219.4 million. The Company’s Capitalization Ratio (Debt ÷ Total Capital) at June 30, 2003 was 35.9%.

Mr. Packard added, “Our distributors and OEM customers are expressing increased optimism that the second half of 2003 and beyond will show improved market demand. However, the months of July and August have typically been slower in recent years, with more frequent plant vacation shutdowns as well as normal summer vacations. While we remain optimistic that recovery in our markets is near, the timing is still uncertain. Accordingly, we estimate that our third quarter earnings will be in a range of $.24 - $.28 per share.”

REGAL-BELOIT Corporation is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world. REGAL-BELOIT is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout the United States and Canada, and in Europe and Asia.

REGAL-BELOIT will be holding a telephone conference call pertaining to this news release at 10:00 AM CDT (11:00 AM EDT) on Monday, July 21, 2003. Interested parties should call 1 888 273-9890 a few minutes before the call is scheduled, referencing the REGAL-BELOIT conference call.

CAUTIONARY STATEMENT

The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this new release may be forward looking statements. Actual results may differ from those contemplated. Forward looking statements involve risks and uncertainties, including but not limited to, the following risks: 1) cyclical downturns affecting the markets for capital goods, 2) substantial increases in interest rates that impact the cost of the Company’s outstanding debt, 3) our success in increasing sales and maintaining or improving the operating margins of our businesses, 4) the availability of or material increases in the costs of select raw materials or parts, 5) actions taken by our competitors, and 6) our ability to satisfy various covenant requirements under our credit facility. Investors are directed to the Company’s documents, such as its Annual Report on Form 10-K and Form 10-Q’s filed with the Securities and Exchange Commission.

Corporate Offices

200 State Street • Beloit, WI 53511-6254

      • Fax: 608-364-8818

Website: www.regal-beloit.com

REGAL-BELOIT

NEWS RELEASE

CORPORATION

FOR RELEASE ON OR AFTER: July 21, 2003

FOR ADDITIONAL INFORMATION CONTACT: Kenneth F. Kaplan

“At the Heart of What Drives your World”

Vice President, Chief Financial Officer and Secretary

608-364-8800

STATEMENT OF INCOME		(Unaudited)
In Thousands of Dollars	Three Months Ended,		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002
Net Sales	$154,645	$ 154,907	$ 307,969	$ 305,287
Cost of Sales	117,261	116,923	234,352	230,977
Gross Profit	37,384	37,984	73,617	74,310
Operating Expenses	25,296	24,777	50,286	48,542
Income From Operations	12,088	13,207	23,331	25,768
Interest Expense	1,719	2,393	3,295	5,862
Interest Income	6	6	42	26
Income Before Taxes	10,375	10,820	20,078	19,932
Provision For Income Taxes	3,892	3,783	7,527	7,107
Net Income	$ 6,483	$ 7,037	$ 12,551	$ 12,825
Per Share of Common Stock:
Earnings Per Share	$ .26	$ .28	$ .50	$ .55
Earnings Per Share-Assuming Dilution	$ .26	$ .28	$ .50	$ .55
Cash Dividends Declared	$ .12	$ .12	$ .24	$ .24
Average Number of Shares Outstanding	25,031,250	25,009,369	25,028,200	23,336,270
Average Number of Shares-Assuming Dilution	25,226,651	25,244,830	25,215,454	23,501,868

CONDENSED BALANCE SHEET
In Thousands of Dollars
	(Unaudited)	(Unaudited)
	June 30, 2003	December 31, 2002
Assets
Current Assets:
Cash and Cash Equivalents	$ 7,951	$ 5,5591
Receivables, less reserves of $1,418 in 2003 and $1,465 in 2002	89,164	79,099
Inventories	135,141	134,037
Other Current Assets	11,629	10,805
Total Current Assets	243,885	229,532
Net Property, Plant and Equipment	173,842	173,740
Goodwill	313,265	313,265
Other Noncurrent Assets	16,485	17,451
Total Assets	$ 747,477	$ 733,988

Liabilities and Shareholders’ Investment
Current Liabilities	$ 77,430	$ 72,127
Long-Term Debt	219,234	222,812
Other Noncurrent Liabilities	60,176	57,626
Shareholders’ Investment	390,637	381,423
Total Liabilities and Shareholders’ Investment	$ 747,477	$ 733,988

REGAL-BELOIT

NEWS RELEASE

CORPORATION

FOR RELEASE ON OR AFTER: July 21, 2003

FOR ADDITIONAL INFORMATION CONTACT: Kenneth F. Kaplan

“At the Heart of What Drives your World”

Vice President, Chief Financial Officer and Secretary

608-364-8800

NOTES TO FINANCIAL STATEMENTS

1.

Certain footnotes and other information normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted from these statements, and therefore these statements should be read in conjunction with the Company’s 2002 Annual Report and Securities and Exchange Commission filings.

2.

The results of operations for the interim periods are not necessarily indicative of the results to be expected for the year. Certain items, such as income taxes, LIFO charges and various other accruals, are included in these statements based on estimates for the entire year.

SEGMENT INFORMATION
In Thousands of Dollars
	(Unaudited)
	Mechanical Group				Electrical Group
	Three Months Ended		Six Months Ended		Three Months Ended		Six Months Ended
	June 30,		June 30,		June 30,		June 30,
	2003	2002	2003	2002	2003	2002	2003	2002
Net Sales	$45,794	$48,567	$91,469	$94,841	$108,851	$106,340	$216,500	$210,446
Income From Operations	$ 3,782	$3,993	$6,555	$7,799	$8,306	$9,214	$16,776	$ 17,969